EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to Form S-1 Registration Statement of our report dated April 15, 2014, relating to the consolidated financial statements of MOJO Organics, Inc., which appear in this Registration Statement and related Prospectus. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/Liggett, Vogt & Webb
Liggett, Vogt & Webb, P.A.

New York, New York
August 11, 2014